Registration No. 333-34614

As filed with the Securities and Exchange Commission on June 15, 2007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAINSCO, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1617013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 1200 Dallas, Texas 75219 (Address of principal executive offices) (Zip Code)

GAINSCO, INC.

401(k) PLAN

(Full title of the plan)

John S. Daniels, Esq.

General Counsel

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas  75219

(972) 629-4301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On April 12, 2000, GAINSCO, INC., a Texas corporation  (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-34614) (the “Registration Statement”), which registered 100,000 shares of its common stock, and in accordance with General Information F to Form S-8, an indeterminate number of interests in the GAINSCO, INC. 401(k) Plan (the “Plan”), as an investment alternative under the Plan.  Effective February 28, 2003, the Plan no longer offered a Company stock purchase option.  Since that date, employees have not been able to buy Company common stock inside the Plan.  The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such shares and plan interests previously registered on the Registration Statement that have not been sold as of the date hereof.  This action is due to the termination of the offering of shares of GAINSCO, INC. common stock as an investment alternative under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 14, 2007.

GAINSCO, INC.

By:	/s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name	Title	Date

/s/ Robert W. Stallings	Chairman of the Board	June 14, 2007
Robert W. Stallings

/s/ Joel C. Puckett *	Vice Chairman of the Board	June 14, 2007
Joel C. Puckett

/s/ Glenn W. Anderson	President, Chief Executive Officer and	June 14, 2007
Glenn W. Anderson	Director

/s/ Daniel J. Coots	Senior Vice President, Chief Financial	June 14, 2007
Daniel J. Coots	Officer and Chief Accounting Officer

	Director	June , 2007
Robert J. Boulware

/s/ John C. Goff *	Director	June 14, 2007
John C. Goff

/s/ Sam Rosen *	Director	June 14, 2007
Sam Rosen

/s/ Harden H. Wiedemann *	Director	June 14, 2007
Harden H. Wiedemann

/s/ John H. Williams *	Director	June 14, 2007
John H. Williams

*By:	/s/ Daniel J. Coots
Daniel J. Coots
Attorney-in-Fact

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